EXHIBIT 15
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August 9, 1995



Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registra-tion Statements (Form S-8 No. 33-57687, Form S-8 No. 33-68852, Form S-8 No. 33-57695, Form S-3 No. 33-58220, and Form S-3 No.
33-56915) of Atmos Energy Corporation of our report dated
August 2, 1995, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended June 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.





                              ERNST & YOUNG LLP

Dallas, Texas